EXHIBIT 10.14
IPC ACQUISITION CORP.
FORM OF
NONQUALIFIED STOCK OPTION AGREEMENT
     THIS AGREEMENT, made as of July 16, 2003 (the “Grant Date”), between IPC Acquisition Corp. (the “Company”), and Lance Boxer (the “Optionee”).
          WHEREAS, the Company has adopted the IPC Acquisition Corp. Amended and Restated 2002 Stock Option Plan (the “Plan”) in order to provide additional incentive to certain employees, officers, consultants and directors of the Company and its Subsidiaries; and
          WHEREAS, the Company has entered into an employment agreement with the Optionee, dated June 19, 2003 (the “Employment Agreement”), which Employment Agreement contemplates the grant of the Option evidenced hereby; and
          WHEREAS, the Committee responsible for administration of the Plan has determined to grant an option to the Optionee as provided herein;
          NOW, THEREFORE, the parties hereto agree as follows: .
          1. Grant of Option.
               1.1 The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of 500,000 whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Plan.
               1.2 The Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
               1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the Plan (which is incorporated herein by this reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the definitions set forth in the Plan.
          2. Purchase Price.
               The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be $10 per Share.
          3. Duration of Option.
               The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date; provided, however, that the Option may be earlier terminated as set forth herein.

          4. Vesting and Exercisability of Option.
               Subject to the terms and conditions of this Agreement and the Plan, the Option shall become vested and exercisable (a) as to 2.083% of the total number of Shares covered by the Option on each of the first twelve one-month anniversaries of the Grant Date, and (b) as to 6.25% of the Shares subject thereto on each three-month anniversary of the first anniversary of the Grant Date thereafter until fully vested, in each case so long as the Optionee has continued to be employed by the Company from the Grant Date through each such date. Notwithstanding anything contained in this Agreement to the contrary, upon the occurrence of an Exit Event, the Option, to the extent then outstanding, shall become fully vested and exercisable.
          5. Manner of Exercise and Payment.
               5.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by written notice delivered in person or by mail to the Secretary of the Company, at its principal executive offices. Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.
               5.2 The notice of exercise described in Section 5.1 hereof shall be accompanied by a cash payment in an amount equal to the full purchase price for the Shares in respect of which the Option is being exercised.
               5.3 Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to Section 17 of the Plan, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.
               5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised and has made arrangements acceptable to the Company for the payment of all applicable Withholding Taxes, (ii) the Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.
          6. Termination of Option. Each Option shall terminate on the date that is the tenth anniversary of the Grant Date, unless terminated earlier as follows:

               6.1 If the employment of the Optionee is terminated by the Employee without Good Reason (as defined in the Employment Agreement), the portion of the Option that is not then vested and exercisable shall immediately terminate. Subject to Section 6.5, to the extent the Option is vested and exercisable as of the date of such termination of employment, the Option shall remain exercisable for a period of ninety (90) days following such termination of employment, after which time the Option shall automatically terminate in full.
               6.2 Subject to Sections 6.5 and 7, if the employment of the Optionee is terminated by the Company without Cause, or by the Optionee with Good Reason, then during the 12-month period following such termination the Option shall continue to become vested and exercisable in accordance with the vesting schedule set forth in Section 4 above. Subject to Sections 6.5 and 7, to the extent the Option is vested and exercisable as of the date of such termination of employment or becomes vested and exercisable during the 12-month period following such termination, the Option shall remain exercisable until the first anniversary of the date of such termination of employment, after which time the Option shall automatically terminate in full.
               6.3 If the employment of the Optionee is terminated by reason of the Optionee’s death or Disability, the Option shall become immediately vested and exercisable with respect to an additional number of Shares equal to fifty percent (50%) of the Shares, if any, subject to the then unvested portion of the Option. Any portion of the Option that is not vested and exercisable after giving effect to the immediately preceding sentence shall immediately terminate. Subject to Section 6.5, to the extent the Option is or becomes vested on the date of such termination of employment by reason of the death or Disability of the Optionee, it shall remain exercisable for ninety (90) days following such termination of employment, after which time the Option shall automatically terminate in full.
               6.4 If the employment of the Optionee is terminated for Cause, (i) the Option shall immediately terminate in full whether or not the Option is then vested and exercisable and (ii) the Company shall have the right to purchase from the Optionee and the Optionee shall be required to sell to the Company, at the election of the Company at any time following such termination of employment, any of the Shares acquired pursuant to the Option at a per share purchase price equal to the lesser of (x) the Fair Market Value of a Share at the time of such purchase by the Company, or (y) the exercise price set forth in Section 2 above.
               6.5 Notwithstanding any provision of this Agreement to the contrary, the right of the Optionee to exercise any portion of the Option following a termination of the Optionee’s employment shall be conditioned on the Optionee’s continued compliance with Section 8 of the Employment Agreement.
          7. Effect of Change in Control.
               Upon a Change in Control the Option shall become vested and exercisable with respect to an additional number of Shares equal to fifty (50%) of the Shares, if any, subject to the then unvested portion of the Option immediately prior to the Change in Control. In addition to the foregoing, notwithstanding anything contained in Section 6 of this Agreement to the contrary, in the event the Optionee’s employment is terminated (a) by the Optionee with Good Reason, or (b) by the Company for any reason other than Cause or Disability, in each case during the Change in Control Protection Period (as hereinafter defined), the Option shall immediately become fully vested and exercisable and remain exercisable for one hundred and eighty (180) days following such termination. For purposes of the Agreement, the term “Change in Control Protection Period” shall mean the period beginning 90 days prior to the execution of a definitive agreement pursuant to which a Change in Control will occur and continuing until the first anniversary of the Change in Control (and any exercise of the Option pursuant to the preceding sentence prior to a Change in Control shall be conditioned upon the consummation thereof).
          8. Non-Transferability of Option.
               The Option shall not be Sold, transferred or otherwise disposed of other than by will or by the laws of descent and distribution. During the lifetime of the Optionee the Option shall be exercisable only by the Optionee.
          9. No Right to Continued Employment.
               Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee’s employment at any time.
          10. Withholding of Taxes.
               The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the Option. If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall make arrangements acceptable to the Company for the payment of the Withholding Taxes prior to the issuance of such Shares.
          11. Restrictions on Sales of Shares by Optionees
               11.1 No Optionee shall Sell any Shares acquired upon exercise of the Option prior to the earlier of (i) three (3) years from the Grant Date and (ii) one hundred eighty (180) days following an IPO, other than to a Permitted Transferee or where such Sale is first approved by the Board, or is made pursuant to Section 12 or 13.4 of the Plan. In addition, to the extent applicable, before the Optionee may Sell Shares acquired upon exercise of the Option, the Shares must first be offered to the Company in accordance with Section 14 of the Plan.

               11.2 For any transfer to a Permitted Transferee to be effective hereunder, the Permitted Transferee shall agree in writing to be bound by all the terms of this Agreement and the Plan applicable to the Optionee as if the Permitted Transferee originally had been a party hereto; and provided, further, that all of the partners of any Permitted Transferee that is a partnership shall agree in writing not to transfer any partnership interests they then own or may hereafter acquire in the partnership Permitted Transferee except to a Permitted Transferee that has made the same agreement in writing to the Company, so long as the partnership Permitted Transferee shall own any Shares. Any reference herein to the Optionee shall be to the Permitted Transferee from and after the date the transfer is effected in accordance with this Section 11.
               11.3 Any Sale or attempted Sale of Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Sale on its books or treat any purported transferee of such Shares as the owner of such Shares for any purpose.
               11.4 Each stock certificate representing Shares issuable upon the exercise of the Option shall bear a legend in substantially the following form:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO ANY AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.
THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF THE IPC ACQUISITION CORP. AMENDED AND RESTATED 2002 STOCK OPTION PLAN (THE “PLAN”) AND A NONQUALIFIED STOCK OPTION AGREEMENT (THE “AGREEMENT”) DATED AS OF July 16, 2003, WHICH INCLUDES CERTAIN RESTRICTIONS ON TRANSFER. COMPLETE AND CORRECT COPIES OF THE PLAN AND THIS AGREEMENT ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON

WRITTEN REQUEST AND WITHOUT CHARGE.
          12. Optionee Bound by the Plan.
               The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.
          13. Modification of Agreement.
               This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.
          14. Severability.
               Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
          15. Governing Law.
               The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.
          16. Jurisdiction; Consent to Service of Process.
               Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York state court or federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions it contemplates, or for recognition or enforcement of any judgment. Each of the parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by law, in such federal court. The consent of such parties to the jurisdiction of a New York state court shall not preclude the right of any party to remove such action to the United States District Court for the Southern District of New York, or other United States District Court as may be permitted by applicable law, should such removal be permitted under applicable law. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          17. Binding Effect.
               This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Purchaser without the prior written consent of the Company.
          18. Resolution of Disputes.
               Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made by the Committee hereunder shall be final, binding and conclusive on the Optionee and Company for all purposes.

IPC ACQUISITION CORP.
By:	/s/ John McSherry — Secretary

/s/ LANCE BOXER
LANCE BOXER